As filed with the Securities and Exchange Commission on April 11, 2003
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               CONMED Corporation
             (Exact name of registrant as specified in its charter)

          New York                                           16-0977505
       (State or other                                    (I.R.S. employer
       jurisdiction of                                     identification
      incorporation or                                         number)
        organization)
                                 525 French Road
                           Utica, New York 13502-5994
                                 (315) 797-8375
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                 Daniel S. Jonas
                         Vice President - Legal Affairs
                               and General Counsel
                                 525 French Road
                           Utica, New York 13502-5994
                                 (315) 624-3208
                          (Name, address, including zip code,
                      and telephone number, including area
                              code, of agent for service)

                                   ----------

      Approximate date of commencement of proposed sale to the public: At such time or times as may be determined by the selling shareholders after this registration statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| ____________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| ____________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================
                                              Proposed      Proposed maximum
         Title of                              maximum          aggregate      Amount of
         shares to           Amount to be   offering price   offering price   registration
       be registered          Registered     per unit (1)          (1)            fee
------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share...           34,634 shares       $17.10         $592,241          $48.00
==========================================================================================

(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee (based on the average of the high and low prices of CONMED Corporation Common Stock as reported on the Nasdaq Stock Market on April 9, 2003).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS (Subject to Completion)
Dated April 11, 2003

                               CONMED Corporation

                          34,634 Shares of Common Stock
                           (Par Value $0.01 Per Share)

      This prospectus relates to an offering by the selling shareholder of 34,634 shares of common stock of CONMED Corporation. All of the shares offered by this prospectus were acquired by the selling shareholder in connection with our acquisition of its assets related to its business of development, manufacture, marketing and sale of products and services for operating rooms. CONMED will not receive any of the proceeds from the sale of the shares.

      The selling shareholder has advised us that it proposes to offer the shares from time to time and in any of several different ways. The selling shareholder may offer shares:

      o     through brokers in ordinary brokerage transactions;

      o     to underwriters or dealers in negotiated transactions; or

      o     by a combination of these methods of sale.

      The selling shareholder may offer shares at various prices, including:

      o     at fixed prices;

      o     at market prices at the time of sale;

      o     at prices related to prevailing market prices; or

      o     at negotiated prices.

      CONMED's common stock is currently listed on the Nasdaq Stock Market under the symbol "CNMD". On April 10, 2003, the last sale reported on the Nasdaq Stock Market was $17.00 per share.

                                   ----------

      An investment in the shares involves significant risks. Please read the information under the caption "Risk Factors" beginning on page 3 to learn about some factors you should consider before investing in our shares of common stock.

                                   ----------

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. It is illegal for anyone to tell you otherwise.

                                   ----------

      No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or to buy only the shares offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only to the date below.

                 The date of this prospectus is      , 2003.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Cautionary Statement Concerning Forward-Looking Statements...................2
Risk Factors.................................................................3
CONMED Corporation...........................................................8
Where You Can Find More Information..........................................9
Description of Capital Stock................................................10
Selling Shareholder.........................................................11
Shares Eligible for Future Sale.............................................12
Plan of Distribution........................................................12
Use of Proceeds.............................................................13
Validity of Common Stock....................................................13
Experts.....................................................................14

                CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Forward-Looking Statements Made in this Prospectus

      In this prospectus, we make forward-looking statements about our financial condition, results of operations and business. Forward-looking statements are statements made by us concerning events that may or may not occur in the future. These statements may be made directly in this document or may be "incorporated by reference" from other documents. You can find many of these statements by looking for words like "believes," "expects," "anticipates," "estimates" or similar expressions.

Forward-Looking Statements are not Guarantees of Future Performance

      Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include those identified under "Risk Factors" below and those set forth elsewhere and incorporated by reference in this prospectus, among others, including the following:

      o     general economic and business conditions;

      o     changes in customer preferences;

      o     competition;

      o     changes in technology;

      o     the introduction of new products;

      o the integration of any acquisition, including the integration of transferred employees;

      o     changes in business strategy;

      o the possibility that United States or foreign regulatory and/or administrative agencies might initiate enforcement actions against us or our distributors;

      o     our indebtedness;

      o quality of our management and business abilities and the judgment of our personnel;

      o     the availability, terms and deployment of capital;

      o the risk of litigation, especially patent litigation as well as the cost associated with patent and other litigation;

      o     changes in regulatory requirements; and

      o     various other factors referenced in this prospectus and our Form
            10-K.

      See "Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Item 1: Business" in our Form 10-K for a further discussion of these factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

      An investment in the shares of common stock offered by this prospectus involves a high degree of risk. You should carefully consider the following factors, in addition to the other information contained in this prospectus, in deciding whether to invest in our common stock. This prospectus and documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. See "Cautionary Statement Concerning Forward-Looking Statements" above. Factors that might cause such differences include those discussed below.

Our financial performance is subject to the risk of business acquisitions, including the effects of increased borrowing and the integration of businesses

      A key element of our business strategy has been to expand through acquisitions and we may seek to pursue additional acquisitions in the future. Our success is dependent in part upon our ability to integrate acquired companies or product lines into our existing operations. We may not have sufficient management and other resources to accomplish the integration of our past and future acquisitions, and implementing our acquisition strategy may strain our relationship with customers, suppliers, distributors, manufacturing personnel or others. There can be no assurance that we will be able to identify and make acquisitions on acceptable terms or that we will be able to obtain financing for such acquisitions on acceptable terms. In addition, while we are generally entitled to customary indemnification from sellers of businesses for any difficulties that may have arisen prior to our acquisition of each business, acquisitions may involve exposure to unknown liabilities and the amount and time for claiming under these indemnification provisions is often limited. As a result, our financial performance is now and will continue to be subject to various risks associated with the acquisition of businesses, including the financial effects associated with any increased borrowing required to fund such acquisitions or with the integration of such businesses.

We may not be able to keep pace with technological change or to successfully develop new products which could cause us to lose business to competitors

      The market for our products is characterized by rapidly changing technology. Our future financial performance will in part be dependent on our ability to develop and manufacture new products on a cost-effective basis, to introduce them to the market on a timely basis and to have them accepted by surgeons.

      We may not be able to keep pace with technological change or to develop viable new products. Factors which could cause delay in releasing new products or even cancellation of our plans to produce and market these new products include:

      o     research and development delays;

      o     delays in securing regulatory approvals; or

      o changes in the competitive landscape, including the emergence of alternative products or solutions which reduce or eliminate the markets for pending products.

Failure to comply with regulatory requirements could result in recalls, fines or materially adverse implications for our business

      All of our products are classified as medical devices subject to regulation by the Food and Drug Administration. As a manufacturer of medical devices, our manufacturing processes and facilities are subject to on-site inspection and continuing review by the FDA for compliance with the Quality System Regulations. Manufacturing and sales of our products outside the United States are also subject to foreign regulatory requirements that vary from country to country. The time required to obtain approvals from foreign countries may be longer or shorter than that required for FDA approval, and requirements for foreign approvals may differ from FDA requirements. Failure to comply with applicable domestic and/or foreign requirements can result in:

      o     fines or other enforcement actions;

      o     recall or seizure of products;

      o     total or partial suspension of production;

      o     withdrawal of existing product approvals or clearances;

      o     refusal to approve or clear new applications or notices;

      o     increased quality control costs; or

      o     criminal prosecution.

      The failure to comply with Quality System Regulations and applicable foreign regulations could have a material adverse effect on our business, financial condition or results of operations.

If we are not able to manufacture products in compliance with regulatory standards, we may decide to cease manufacture of those products and may be subject to product recall

      In addition to the Quality System Regulations, many of our products are also subject to industry-set standards. We may not be able to comply with these regulations and standards due to deficiencies in component parts or our manufacturing processes. If we are not able to comply with the Quality System Regulations or industry-set standards, we may not be able to fill customer orders and we may decide to cease production of non-compliant products. Failure to produce products could affect our profit margins and could lead to loss of customers.

      Our products are subject to product recall and product recalls have been made in the past. Although no recall has had a material adverse effect on our business, financial condition or results of operations, we cannot assure you that regulatory issues will not have a material adverse effect in the future or that product recall will not harm our reputation and our relationships with our customers.

The highly competitive market for our products may create adverse pricing pressures

      The market for our products is highly competitive and our customers have numerous alternatives of supply. Many of our competitors offer a range of products in areas other than those in which we compete, which may make such competitors more attractive to surgeons, hospitals, group purchasing organizations, or GPOs, and others. In addition, many of our competitors are larger and have greater financial resources than we do and offer a range of products broader than our range of products. Competitive pricing pressures or the introduction of new products by our competitors could have an adverse effect on our revenues. Because our customers are not bound by long-term supply arrangements with us, we may not be able to shift our production to other products following a loss of customers to our competitors, leading to an accompanying adverse effect on our profitability. See "Business--Competition" in our Form 10-K for a further discussion of these competitive forces.

      Factors that could lead our customers to choose products offered by our competitors include:

      o     changes in surgeon preferences;

      o increases or decreases in health care spending related to medical devices;

      o our inability to furnish products to them, such as a result of product recall or back-order;

      o the introduction by competitors of new products or new features to existing products;

      o     the introduction by competitors of alternative surgical technology;
            and

      o advances in surgical procedures and discoveries or developments in the health care industry.

Cost reduction efforts in the health care industry could put pressure on our prices and margins

      In recent years, the health care industry has undergone significant change driven by various efforts to reduce costs, including efforts at national health care reform, trends toward managed care, cuts in Medicare, consolidation of health care distribution companies, and collective purchasing arrangements by GPOs and integrated health networks, or IHNs. Demand and prices for our products may be adversely affected by these trends.

Our new products may fail to achieve expected levels of market acceptance

      Any new products we launch may fail to achieve market acceptance. The degree of market acceptance of any of our products will depend on a number of factors, including:

      o our ability to develop and introduce new products and product enhancements in the time frames we currently estimate;

      o     our ability to successfully implement new technologies;

      o the market's readiness to accept new products, such as our PowerPro(R)Battery System;

      o having adequate financial and technological resources for future product development and promotion;

      o     the efficacy of our products; and

      o the prices of our products compared to the prices of our competitors' products.

      If our new products do not achieve market acceptance, we may be unable to recoup our investments and may lose business to competitors.

      In addition, some of the companies with which we now compete or may compete in the future have or may have more extensive research, marketing and manufacturing capabilities and significantly greater technical and personnel resources than we do, and may be better positioned to continue to improve their technology in order to compete in an evolving industry. See "Business--Competition" in our Form 10-K for a further discussion of these competitive forces.

Our credit agreement contains covenants that may limit our flexibility or prevent us from taking actions to respond to changes in our business or the competitive environment

      Our credit agreement contains, and future credit facilities are expected to contain, certain restrictive covenants which will affect, and in many respects significantly limit or prohibit, among other things, our ability to:

      o     incur indebtedness;

      o     make prepayments of certain indebtedness;

      o     make investments;

      o     engage in transactions with affiliates;

      o     pay dividends;

      o     sell assets; and

      o     pursue acquisitions.

      These covenants may prevent us from pursuing acquisitions, significantly limit our operating and financial flexibility, and limit our ability to respond to changes in our business or competitive activities. Our ability to comply with such provisions may be affected by events beyond our control. In the event of any default under our credit agreement, the credit agreement lenders could elect to declare all amounts borrowed under our credit agreement, together with accrued interest, to be due and payable. If we were unable to repay such borrowings, the credit agreement lenders could proceed against the collateral securing the credit agreement, which consists of substantially all of our property and assets, except for our accounts receivable and related rights which are sold in connection with the accounts receivable sales agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in our Form 10-K for a discussion of the credit agreement and the accounts receivable sales agreement.

Our substantial leverage and debt service requirements may force us to adopt alternative business strategies

      We have indebtedness that is substantial in relation to our shareholders' equity, as well as interest and debt service requirements that are significant compared to our cash flow from operations. As of December 31, 2002, we had approximately $257.4 million of debt outstanding, representing 40% of total capitalization. This amount includes the current portion of our long-term debt, but does not include the $37.0 million of receivables sold to a conduit purchaser under the accounts receivable sales agreement described above, the proceeds of which were used to repay indebtedness.

      The degree to which we are leveraged could have important consequences to investors, including but not limited to the following:

      o a substantial portion of our cash flow from operations must be dedicated to debt service and will not be available for operations, capital expenditures, acquisitions, dividends and other purposes;

      o our ability to renegotiate our revolving credit facility and obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be limited or impaired, or may be at higher interest rates;

      o we may be at a competitive disadvantage when compared to competitors that are less leveraged;

      o we may be hindered in our ability to adjust rapidly to market conditions;

      o our degree of leverage could make us more vulnerable in the event of a downturn in general economic conditions or other adverse circumstances applicable to us; and

      o our interest expense could increase if interest rates in general increase because some of our borrowings, including our borrowings under our credit agreement, are and will continue to be at variable rates of interest.

We may not be able to generate sufficient cash to service our indebtedness, which could require us to reduce our expenditures, sell assets, restructure our indebtedness or seek additional equity capital

      Our ability to satisfy our obligations will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We may not have sufficient cash flow available to enable us to meet our obligations. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as foregoing acquisitions, reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking additional equity capital. We cannot assure you that any of these strategies could be implemented on terms acceptable to us, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in our Form 10-K for a discussion of our indebtedness and its implications.

We may be unable to continue to sell our accounts receivable, which could require us to seek alternative sources of financing

      Under our receivables agreement, there are certain statistical ratios which must be maintained relating to the pool of receivables in order for us to continue selling to the conduit purchaser. These ratios relate to sales dilution and losses on accounts receivable. In addition, the conduit purchaser can cease its purchase of our receivables. If new accounts receivable arising in the normal course of business do not qualify for sale or the conduit purchaser otherwise ceases its purchase of our receivables, we would need to access alternative sources of working capital, which could be more expensive or difficult to obtain.

The loss or invalidity of our patents may reduce our competitive advantage

      Much of the technology used in the markets in which we compete is covered by patents. We have numerous U.S. patents and corresponding foreign patents on products expiring at various dates from 2003 through 2019 and have additional patent applications pending. See "Business--Research and Development Activities" in our Form 10-K for a further description of our patents. The loss of our patents could reduce the value of the related products and any related competitive advantage. Competitors may also be able to design around our patents and to compete effectively with our products. Also, our competitors may allege that our products infringe their patents, leading to voluntary or involuntary loss of sales from those products. In addition, the cost to prosecute infringements of our patents or the cost to defend our products against patent infringement actions by others could be substantial. We cannot assure you that:

      o     pending patent applications will result in issued patents;

      o patents issued to or licensed by us will not be challenged by competitors;

      o our patents will be found to be valid or sufficiently broad to protect our technology or provide us with a competitive advantage; and

      o we will be successful in defending against pending or future patent infringement claims asserted against our products.

Ordering patterns of our customers may change resulting in reductions in sales

      Our hospital and surgery center customers purchase our products in quantities sufficient to meet their anticipated demand. Likewise, our health care distributor customers purchase our products for ultimate resale to health care providers in quantities sufficient to meet the anticipated requirements of the distributors' customers. Should inventories of our products owned by our hospital, surgery center and distributor customers grow to levels higher than their requirements, our customers may reduce the ordering of products from us. This could cause a reduction in our sales in a financial accounting period.

Our significant international operations subject us to risks associated with operating in foreign countries

      A portion of our operations are conducted outside the United States. Approximately 29.3% of our net sales in 2002 constituted foreign sales. As a result of our international operations, we are subject to risks associated with operating in foreign countries, including:

      o     devaluations and fluctuations in currency exchange rates;

      o imposition of limitations on conversions of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries;

      o imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries;

      o     trade barriers;

      o     political risks, including political instability;

      o     reliance on third parties to distribute our products;

      o     hyperinflation in certain foreign countries; and

      o imposition or increase of investment and other restrictions by foreign governments.

      We cannot assure you that such risks will not have a material adverse effect on our business and results of operations.

We can be sued for producing defective products and our insurance coverage may be insufficient to cover the nature and amount of any product liability claims

      The nature of our products as medical devices and today's litigious environment should be regarded as potential risks that could significantly and adversely affect our financial condition and results of operations. The insurance we maintain to protect against claims associated with the use of our products may not adequately cover the amount or nature of any claim asserted against us, and we are exposed to the risk that our claims may be excluded and that our insurers may become insolvent. See "Item 3: Legal Proceedings" in our Form 10-K for a further discussion of the risk of product liability actions and our insurance coverage.

Current geopolitical instability and any continuing threat of domestic and international terrorist attacks may adversely impact our revenues.

      International tensions contribute to an uncertain political and economic climate, both in the United States and globally, which may affect our ability to generate revenue on a predictable basis. In addition, recent international terrorist attacks have contributed to continued international tensions and uncertainty, while continued terrorist threats in the United States have fueled economic uncertainty. In the event of future acts of violence, we cannot predict the effect on our business and on the demand for our products. As we sell products both in the United States and internationally, the threat of future terrorist attacks may adversely affect our business. In addition, we cannot determine how the current war in Iraq will influence our revenues. The potential for depressed economic conditions and a loss of sales in connection with the war may materially adversely affect our business, results of operations and financial condition.

                               CONMED CORPORATION

      CONMED is a medical technology company specializing in instruments, implants and video equipment for arthroscopic sports medicine, and powered surgical instruments, such as drills and saws, for orthopedic, ENT, neurosurgery and other surgical specialties. We are also a leading developer, manufacturer and supplier of advanced medical devices, including radio frequency electrosurgery systems used in all types of surgery, ECG electrodes for heart monitoring, and minimally invasive surgical devices. Our products are used in a variety of clinical settings, such as operating rooms, surgery centers, physicians' offices and critical care areas of hospitals.

      We have used strategic business acquisitions to broaden our product offerings, to increase our market share in certain product lines and to realize economies of scale. Since 1998, we have completed nine significant business acquisitions. Completed acquisitions, together with internal growth, have resulted in a compound annual growth rate in net sales of 7.5% between 1998 and 2002.

      Our executive offices are located at 525 French Road, Utica, New York 13502-5994. Our telephone number is (315) 797-8375 and our internet address is www.conmed.com. The information contained on our website is not part of this prospectus.


                       WHERE YOU CAN FIND MORE INFORMATION

The Registration Statement

      We have filed a registration statement with the SEC that registers the shares offered by this prospectus.

      The registration statement that we filed with the SEC, including the attached exhibits and schedules, contains additional relevant information about CONMED and its shares of common stock. The SEC allows us to omit some information included in the registration statement from this prospectus. You should read the entire registration statement in order to obtain this additional information.

Filings with the SEC

      In addition, we file quarterly and current reports, proxy statements and other information with the SEC on a regular basis. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like CONMED, who file electronically with the SEC. The address of that site is http://www.sec.gov.

Documents Incorporated by Reference

      The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is a part of this prospectus and should be read with the same care.

When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

      This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about CONMED and its financial condition.

      o CONMED's Annual Report on Form 10-K for the year ended December 31, 2002 (our "Form 10-K").

      o     CONMED's Proxy Statement on Schedule 14A, as filed on April 9, 2003.

      o The description of our common stock contained in our Registration Statement on Form 8-A, dated August 5, 1987, filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

      This prospectus also incorporates by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the time of filing of the initial registration statement and before effectiveness of the registration statement, and after the date of this prospectus and before the termination of this offering. These documents include annual reports, quarterly reports and other current reports, as well as proxy statements.

      You can obtain any of the documents incorporated by reference in this document from us or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless we specifically incorporated by reference the exhibit in this prospectus. You can obtain these documents from us by requesting them in writing or by telephone at the following address or number:

                                    Secretary
                               CONMED Corporation
                                 525 French Road
                           Utica, New York 13502-5994
                            Telephone: (315) 624-3207

Other Information

      We have not authorized anyone to give you any information about us or this offering that is different from what we tell you in this prospectus or in any of the materials that we have incorporated into this document. If anyone gives you any other information about us, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to buy, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                          DESCRIPTION OF CAPITAL STOCK

      Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share.

Common Stock

      As of March 31, 2003, there were 28,907,933 shares of our common stock issued and outstanding held of record by 1,163 shareholders. As of March 31, 2003, an additional 4,074,172 shares of common stock were reserved for issuance under our stock option plans.

      Subject to the preferences, limitations and relative rights of holders of our preferred stock described below, the holders of our common stock are entitled, among other things,

      o to share ratably in dividends if, when, and as declared by our board of directors out of funds legally available therefor,

      o to one vote for each share held of record on all matters at all meetings of shareholders, and

      o in the event of our liquidation, dissolution or winding-up, to share ratably in the distribution of assets remaining after payment of debts and expenses.

      Holders of shares of our common stock have no cumulative voting rights or preemptive rights to subscribe for or purchase any additional shares of capital stock issued by us. Our transfer agent and registrar is Registrar and Transfer Company.

      Under New York law, a corporation may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares, except when the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restriction contained in the certificate of incorporation. Our certificate of incorporation contains no such restriction. In general, dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital.

      Our board of directors presently intends to retain future earnings to finance the development of our business and does not presently intend to declare cash dividends. Should this policy change, the declaration of cash dividends will be determined by our board of directors in the light of conditions then existing, including our financial requirements and condition and provisions affecting the declaration and payment of dividends contained in debt agreements. Our credit facility prohibits the payment of cash dividends and further subjects us to compliance with various financial covenants.

Preferred Stock

      We are currently authorized to issue up to 500,000 shares of our preferred stock, none of which is issued and outstanding. Our preferred stock may be issued in one or more series by our board of directors without further action by shareholders. Our board of directors is authorized to fix as to any such series the dividend rate or rates, redemption prices, preferences on liquidation, dissolution and winding-up, sinking fund terms, if any, conversion or exchange rights, if any, voting rights and any other preferences or special rights and qualifications.

      Depending upon the rights of any preferred stock, its issuance could have an adverse effect on holders of our common stock by delaying or preventing a change in control, making removal of our present management more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of our common stock.

                               SELLING SHAREHOLDER

      Val Solutions, Inc. is offering 34,634 shares acquired in connection with our acquisition of the business of development, manufacture, marketing and sale of products and services for operating rooms carried on by its predecessor, Val Med Corporation. The shares are subject to a 120-day lock-up restriction in connection with any underwritten public offering of our common stock or securities convertible into our common stock and certain other sale restrictions, and Val Solutions has certain registration rights. The shares issued to Val Solutions are being registered under the registration statement of which this prospectus forms a part. Val Solutions owns no shares of common stock of CONMED other than the shares offered by this prospectus. Since March 2001, Val Med and CONMED were parties to a joint marketing agreement to provide integrated operating room solutions to joint customers. Following the completion of our acquisition of its business, Val Solutions no longer has any material relationship with us other than in connection with the acquisition. In connection with our acquisition of Val Med's business and as partial consideration for its assets, we have agreed to make certain performance payments to Val Solutions upon the achievement of specified performance targets by CONMED Integrated Systems, the subsidiary we created to operate the Val Med business we acquired. Darko Spoljaric, the former President of Val Med, has been retained as President of CONMED Integrated Systems. Vesna Spoljaric Cain, the former Regional Sales.

      Director of Val Med, has been retained as a regional director for CONMED Integrated Systems. In addition, Mr. Spoljaric and Ms. Cain remain as shareholders of Val Solutions, have certain employment agreements with CONMED and hold stock options relating to CONMED common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of March 31, 2003, we had outstanding 28,907,933 shares of common stock. Of those outstanding shares of common stock, 2,531,057 are beneficially owned by certain persons who may be deemed "affiliates" of the Company for purposes of Rule 144 and Rule 145 under the Securities Act of 1933, as amended, are not freely tradeable without restriction or further registration under the Securities Act. All of these shares are eligible for sale in the open market in accordance with Rule 144 or Rule 145 under the Securities Act.

      In general, under Rule 144 as currently in effect, any person who has beneficially owned shares for at least one year, including persons who may be deemed an "affiliate" of ours, is entitled to sell within any three-month period a number of shares of our common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Such sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and to the availability of our current public information. In addition, any person who is not deemed our "affiliate," and who has beneficially owned his or her shares for at least two years, is entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice requirements.

      While no predictions can be made of any effect that open market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time, sales of substantial amounts of our common stock in the public market, or the perception that such sales will occur, could adversely affect market prices and trading activities in our common stock.

                              PLAN OF DISTRIBUTION

Methods of Distribution by Selling Shareholder

      The selling shareholder has advised us that it proposes to offer any or all of the shares for sale from time to time and in several different ways. For example, it may make sales:

      o     on the Nasdaq Stock Market;

      o on another interdealer quotation system or stock exchange on which our common stock is quoted or listed at the time;

      o     through brokers in ordinary brokerage transactions;

      o     to underwriters or dealers in negotiated transactions; or

      o     by a combination of these methods of sale.

      The selling shareholder may offer shares at various prices, including:

      o     at fixed prices;

      o     at market prices at the time of sale;

      o     at prices related to prevailing market prices; or

      o     at negotiated prices.

      From time to time, the selling shareholder may offer shares through brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder, agents and/or the purchasers for whom they may act as agent.

Preparation of an Additional Prospectus to Describe the Method of Sale

      If necessary, we will prepare another prospectus to describe the method of sale in greater detail. As of the date of this prospectus, we do not know of any arrangements by the selling shareholder to sell the shares, nor do we know which brokerage firms the selling shareholder may select to sell the shares. In addition, the selling shareholder may sell the shares without the aid of a registration statement if it follows certain SEC rules.

Parties that May be Deemed Underwriters

      The selling shareholder and any brokers, dealers or agents that participate in the distribution of the shares may be considered "underwriters" under the federal securities laws. If the selling shareholder is considered an underwriter, any profits on the sale of shares by it and any associated discounts, concessions or commissions may be considered underwriting compensation under the federal securities laws. In addition, if the selling shareholder is considered an underwriter, the selling shareholder may be subject to some liabilities for misstatements and omissions in the registration statement.

Regulation of Sales by Selling Shareholder

      The selling shareholder and any other person participating in a sale or distribution of shares will be subject to applicable provisions of the Exchange Act, which is the federal statute regulating sales of securities. Some rules and regulations issued by the SEC, including some limitations on activities during securities offerings and anti-fraud provisions, may limit when the selling shareholder, or any other person, may sell or purchase the shares.

      In some jurisdictions, the state securities laws require that the shares be offered or sold only through registered or licensed brokers or dealers. In addition, in some jurisdictions the shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

Expenses

      We will not receive any part of the proceeds from the sale of the shares. We will bear expenses we incur in registering the shares with the SEC. We estimate these expenses to be approximately $30,000. If and when we are required to update this prospectus, we may incur additional expenses in excess of the amount estimated above. The selling shareholder will pay its own expenses, including brokerage commissions, legal fees or similar expenses, in offering and selling the shares.

                                 USE OF PROCEEDS

      The shares may be sold by this prospectus by the selling shareholder. We will not receive any proceeds from the sales of the shares, but we will bear some of the expenses. See "Plan of Distribution--Expenses" for a description of the payment of expenses.

                            VALIDITY OF COMMON STOCK

      The validity of the shares offered hereunder has been passed upon for CONMED by Daniel S. Jonas, its Vice President - Legal Affairs and General Counsel. As of March 31, 2003, Mr. Jonas owned 93 shares of our common stock and had options to acquire 58,029 shares of our common stock.

                                     EXPERTS

      The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered, none of which are payable by the selling shareholder:

      Registration Statement Filing Fee..............            $48
      Legal Fees and Expenses........................         15,000
      Accounting Fees and Expenses...................         10,000
      Miscellaneous Fees and Expenses................          4,952
                                                             -------
         Total.......................................        $30,000
                                                             =======

Item 15.  Indemnification of Directors and Officers

      Section 722 of the New York Business Corporation Law (the "New York Law") provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, if the director or officer "acted, in good faith, for a purpose which he reasonably believed to be in . . . the best interests of the corporation" and, in the case of criminal actions, "had no reasonable cause to believe that his conduct was unlawful." Statutory indemnification may not be provided in derivative actions in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

      As contemplated by New York Law Section 721, CONMED's Bylaws, as amended on December 26, 1990, provide a broader basis for indemnification in accordance with and as permitted by New York Law Article 7.

      Section 6.6 of CONMED's Bylaws provides as follows:

            Section 6.6 Indemnification. The Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

            The Corporation may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

            Anything in these bylaws to the contrary notwithstanding, no elimination of this bylaw, and no amendment of this bylaw adversely affecting the right of any person to indemnification or advancement of expenses hereunder, shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this bylaw shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

            The Corporation shall not, except by elimination or amendment of this bylaw in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this bylaw. The indemnification of any person provided by this bylaw shall continue after such person has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

            The Corporation is authorized to enter into agreements with any of its directors, officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law as it currently exists, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this bylaw, it being expressly recognized hereby that all directors, officers and employees of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise.

            In case any provision in this bylaw shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors, officers and employees, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

            For purposes of this bylaw, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this bylaw, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.                            Description
-----------                            -----------

5.1 Opinion of Daniel S. Jonas as to the validity of the common stock.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2         Consent of Daniel S. Jonas (Included in Exhibit 5.1).

24.1 Power of Attorney (Included in the Registration Statement under the heading "Signatures").

Item  17.  Undertakings

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act");

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, and together with the rules and regulations thereunder, the "Securities Exchange Act") that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
      Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

            (6) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise (other than pursuant to insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding and other than insurance payments) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica and the State of New York, on the 11th day of April, 2003.

                                      CONMED Corporation


                                      By:         /s/ JOSEPH J. CORASANTI
                                         --------------------------------------
                                                 Joseph J. Corasanti
                                         President & Chief Operating Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph J. Corasanti and Daniel S. Jonas, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 11th day of April, 2003.

               Signature                                Title
               ---------                                -----


          /s/ EUGENE R. CORASANTI               Chairman of the Board
   ----------------------------------    Chief Executive Officer and Director
         Eugene R. Corasanti


         /s/ ROBERT D. SHALLISH, JR.            Vice President-Finance
   ----------------------------------        and Chief Financial Officer
       Robert D. Shallish, Jr.              (Principal Financial Officer)


          /s/ JOSEPH J. CORASANTI         President, Chief Operating Officer
   ----------------------------------                and Director
         Joseph J. Corasanti


            /s/ LUKE A. POMILIO         Vice President - Corporate Controller
   ----------------------------------       (Principal Accounting Officer)
           Luke A. Pomilio


            /s/ BRUCE F. DANIELS                       Director
   ----------------------------------
           Bruce F. Daniels

               Signature                              Title
               ---------                              -----


           /s/ ROBERT E. REMMELL                     Director
   -----------------------------------
          Robert E. Remmell


          /s/ WILLIAM D. MATTHEWS                    Director
   -----------------------------------
         William D. Matthews


           /s/ STUART J. SCHWARTZ                    Director
   -----------------------------------
          Stuart J. Schwartz


            /s/ STEPHEN M. MANDIA                    Director
   -----------------------------------
           Stephen M. Mandia

                                  EXHIBIT INDEX

         Exhibit No.                           Description
         -----------                           -----------

         5.1 Opinion of Daniel S. Jonas as to the validity of the common stock.

         23.1        Consent of PricewaterhouseCoopers LLP.

         23.2        Consent of Daniel S. Jonas (Included in Exhibit 5.1).

         24.1 Power of Attorney (Included in the Registration Statement under the heading "Signatures").